Exhibit 99.14
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline Instant Oil Change twelve month rolling average sales)

Stores 2 Years and Older ($ in millions)

	2007	2008	2009	2010	2011
January	11.5	12.4	13.2	13.9	15.1
February	11.6	12.4	13.3	13.9	15.2
March	11.7	12.4	13.4	14.0	15.2
April	11.7	12.5	13.4	14.1	15.2
May	11.8	12.6	13.5	14.2	15.2
June	11.9	12.5	13.5	14.3	15.3
July	12.0	12.7	13.6	14.5	15.3
August	12.2	12.7	13.6	14.6	15.3
September	12.2	12.8	13.7	14.7	15.4
October	12.3	12.9	13.9	14.9	15.5
November	12.4	13.0	13.9	15.0
December	12.4	13.1	13.9	15.1